                                                                   Exhibit 10.10

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL
(i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY
NOTE ISSUED IN EXCHANGE FOR THIS NOTE OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE HEREUNDER ARE SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN SECTION 2 HEREOF. IN THE EVENT OF A CONFLICT BETWEEN ANY TERMS OF THIS NOTE AND THE TERMS OF SUCH SECTION 2, THE TERMS OF SECTION 2 SHALL GOVERN.

        ----------------------------------------------------------------

                               eB2B COMMERCE, INC.

No. _________                                                   $______________

                  Senior Subordinated Secured Convertible Note

         eB2B Commerce, Inc., a New Jersey corporation (the "Company"), for value received, hereby promises to pay to the order of ___________________ (the "Payee") on the earlier of: (i) _________, 2007 [60 months after initial issuance]; (ii) a merger or combination of the Company in which the shareholders of the Company prior to the transaction own less than a majority of the outstanding shares of the surviving or combined entity after such transaction (a "Change of Control"); or (iii) the sale of all or substantially all of the assets of the Company to one or more third parties or the purchase by a single entity or person or group of affiliated entities or persons of issued and outstanding shares of the Company representing more than 50% of the voting power (the "Maturity Date") at the offices of the Company, subject to the following sentence, the principal sum of _____________________ Dollars ($______________)
or such lesser principal amount as shall at such time be outstanding hereunder (the "Principal Amount"). Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds.

         Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 3 hereof and shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 commencing March 31, 2002 (each, an "Interest Payment Date"). All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, then to reduce the Principal Amount.

         The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Payee, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection or this Note.

         This Note is issued in connection with a private placement (the "Placement") through Commonwealth Associates, L. P. ("Commonwealth") of notes (the "Notes") and common stock purchase warrants (the "Warrants") pursuant to a Subscription Agreement, between the Company and the Payee (the "Subscription Agreement"), a copy of which agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to those terms, conditions, covenants and agreements contained in the Subscription Agreement that are expressly applicable to the Notes. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal hereof and interest hereon as provided herein.

         The obligations of the Company under the Notes are secured by liens on the Company's assets, including its intellectual property rights, as set forth in and pursuant to a General Security Agreement (the "Security Agreement") of even date herewith.

         1. Prepayment. The Principal Amount of this Note may be prepaid in whole or in part at any time upon fifteen (15) days' prior written notice to the Payee (a "Prepayment Notice"). In the event the Company determines to prepay this Note on or prior to _______, 2004 [24 months after initial issuance], it shall pay to the Payee, in addition to the Principal Amount and accrued interest thereon, a premium (the "Premium") calculated as follows:

   ------------------------------------------ ----------------------------------

   Repayment Date                             Premium
   ------------------------------------------ ----------------------------------
   on or prior to _____, 2003                 15% of the Principal Amount
   ------------------------------------------ ----------------------------------

   after _____, 2003 and prior to ______,     10% of the Principal Amount
   ______, 2003
   ------------------------------------------ ----------------------------------

   after _____, 2003 and prior to _____,      5% of the Principal Amount
   2004
   ------------------------------------------ ----------------------------------



         2. Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive holder of this Note, by its acceptance of this Note, likewise covenants and agrees (expressly for the benefit of the present and future holders of the Senior Debt (as hereinafter defined)), that the payment of principal of, and interest on, this Note is hereby expressly subordinated in right of payment to the prior payment in full of the principal of, premium (if any) and interest on, all Senior Debt of the Company (other than the Notes), hereafter incurred or created. "Senior Debt" means, collectively, (i) all Indebtedness for Borrowed Money (and all renewals, extensions, refundings, amendments and modifications of any such Indebtedness for Borrowed Money); and (ii) all payment obligations of the Company pursuant to any capitalized lease with an entity that is not an affiliate of the Company, unless by the terms of the instrument creating or evidencing any such indebtedness it is expressly provided that such indebtedness is not superior in right of payment to the Notes.

         "Indebtedness for Borrowed Money" means (i) all payment obligations of the Company to a bank, insurance company, finance company or other institutional lender or other entity regularly engaged in the business of extending credit in the form of borrowed money, provided such entity is not an affiliate of the Company (each of the foregoing, an "Institutional Lender") in respect of extensions of credit to the Company (or to a subsidiary of the Company to the extent such obligations are guaranteed by the Company pursuant to a written guarantee executed by the appropriate officers of the Company) and (ii) all obligations, contingent or otherwise, relative to the face amount of all asset-based letters of credit, whether or not drawn, and banker's acceptances, in each case issued for the account of the Company (other than such as may be for the benefit of an affiliate of the Company).

         The provisions of this Section 2 are not for the benefit of the Company, but are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the holders of the Notes, on the other hand. Nothing contained herein (i) shall impair, as between the Company and the holder of this Note, the obligations of the Company, which are absolute and unconditional, to pay to the holder hereof all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms hereof or (ii) is intended to or shall affect the relative rights of the holder of this Note and the creditors of the Company, or
(iii) shall prevent the holder of this Note from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default or Event of Default under this Note as set forth in these subordination provisions.

         3. Computation of Interest. All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding).

                  A. Base Interest Rate. Subject to Sections 3B and 3C below, the outstanding Principal Amount shall bear interest at the rate of seven percent (7%) per annum.

                  B. Penalty Interest. In the event this Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to twelve percent (12%) per annum from the Maturity Date until repayment; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 3C below.

                  C. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the

Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

                  D. Method of Payment. Interest on this Note shall be payable in cash or in shares of Common Stock based on the average closing sale price for the ten (10) trading days immediately preceding the Interest Payment Date provided such shares have been registered for resale under the Securities Act and are freely tradable immediately upon their issuance. The method of interest payment shall be at the option of the Company.

         4. Covenants of Company.

                  A. Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4A:

                       (i) Taxes and Levies. The Company will promptly pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested.

                       (ii) Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company or otherwise in connection with an acquisition of the Company.

                       (iii) Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business.

                       (iv) Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP.

                       (v) Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default.

                  B. Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4B:

                       (i) Liquidation, Dissolution. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any corporation or entity, except that (1) any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof) and (2) the Company may complete a merger or consolidation if the surviving entity has cash and cash equivalents and/or net assets which are either (a) equal to or greater than the then outstanding Principal Amount, Premium and accrued interest on the Notes or (b) equal to or greater than the Company's cash and cash equivalents and/or net assets immediately prior to such merger or consolidation.

                       (ii) Sales of Assets. The Company will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or substantially all of its properties or assets to any person or entity other than in connection with a transaction covered by clause (i) above unless this Note is repaid in full prior to or in connection with such transaction; provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of

                           (a) capital goods which are obsolete or have no
remaining useful life; or

                           (b) finished goods inventories.

                       (iii) Transactions with Affiliates. The Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company (including officers, directors and shareholders owning 3% or more of the Company's outstanding capital stock), except upon terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company except (a) transactions valued at less than $25,000 entered into in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company, (b) transactions with Commonwealth or (c) transactions approved by the majority of the independent members of the Board of Directors.

                       (iv) Investments. The Company will not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any state thereof or any agency thereof, obligations guaranteed by the United States of America or any state thereof and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000; provided, however, that nothing contained in this clause (iv) shall preclude the Company from making acquisitions, organizing and making advances to subsidiaries, and entering into joint ventures or other business arrangements for the purpose of expanding its business.

                       (v) Proration of Payments. The Company shall not make or permit any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of Principal Amount or Premium or interest payable hereunder in excess of the Payee's pro rata share of payments then being made in respect of all Notes.

                       (vi) Indebtedness. The Company will not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money that is either (i) pari passu or senior in right of payment to the Notes (provided, however, that the Company may incur Senior Debt), (ii) subordinated in right of payment to the Notes if such indebtedness is due and payable prior to the Maturity Date, or (iii) at the time of incurrence would preclude the timely repayment of this Note or otherwise render the Company unable to pay its debts as they become due.

                       (vii) Negative Pledge. The Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                           (a) Liens granted to secure indebtedness incurred to
finance the acquisition (whether by purchase or capitalized lease) of tangible assets, but only on the assets acquired with the proceeds of such indebtedness;

                           (b) Liens for taxes, assessments or other
governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                           (c) Liens of carriers, warehousemen, mechanics,
materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                           (d) Liens (other than Liens arising under the
Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                           (e) judgment Liens in existence less than sixty (60)
days after the entry thereof or with respect to which execution has been stayed; and

                           (f) any other Permitted Liens (as defined in the
Security Agreement).

                       (viii) Dividends. The Company will not declare or pay any dividends or distributions on its outstanding capital stock other than as provided for in any certificates of designation for with respect to shares of preferred stock.

                       (ix) Acceleration of Payments. The Company shall not make any accelerated payment under any agreement, lease, loan or any other similar instrument, whether due to settlement, entry of judgement or otherwise, which shall exceed $50,000 in any one instance or $100,000 in the aggregate. Notwithstanding the preceding sentence, the Company shall be permitted to pay the accounts payable reflected on the balance sheet of the Company contained in the most recently filed Quarterly Report on Form 10-QSB and other payables which are incurred in the ordinary course of business.

                       (x) Executive Compensation. The Company shall not increase the compensation payable to any current executive officer of the Company without the approval of the majority of the independent members of the Board.

                       (xi) Issuance of Redeemable Securities. The Company shall not issue any securities that are redeemable or otherwise provide for cash payments to the holders thereof if such payments can be made prior to the Maturity Date.

         5. Events of Default.

                  A. The term "Event of Default" shall mean any of the events set forth in this Section 5A:

                       (i) Non-Payment of Obligations. The Company shall default in the payment of the Principal Amount or Premium when and as the same shall become due and payable, whether by acceleration or otherwise or, within ten (10) business days of its becoming due, accrued interest on this Note.

                       (ii) Non-Performance of Affirmative Covenants. The Company shall default in any material respect in the due observance or performance of any covenant set forth in Section 4A, which default shall continue uncured for ten (10) days.

                       (iii) Non-Performance of Negative Covenants. The Company shall default in any material respect in the due observance or performance of any covenant set forth in Section 4B.

                       (iv) Non-Performance of Other Obligations. The Company shall default in the due observance or performance of any other material covenant or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, which default shall continue uncured for five (5) days after such default has been discovered by the Company.

                       (v) Bankruptcy, Insolvency, etc. The Company shall:

                           (a) become insolvent or generally fail or be unable
to pay, or admit in writing its inability to pay, its debts as they become due;

                           (b) apply for, consent to, or acquiesce in, the
appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

                           (c) in the absence of such application, consent or
acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

                           (d) permit or suffer to exist the commencement of any
bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                           (e) take any corporate or other action authorizing or
in furtherance of, any of the foregoing.

                       (vi) Breach of Warranty. Any material representation or warranty of the Company contained in the Subscription Agreement is or shall be incorrect in any material respect when made.

                       (vii) Cross-Acceleration. Any indebtedness for borrowed money of the Company or any subsidiary in an aggregate principal amount exceeding $100,000 (1) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (2) shall not be paid as and when the same becomes due and payable, including any applicable grace period.

                  B. Action if Bankruptcy. If any Event of Default described in clauses (v)(a) through (d) of Section 5A shall occur, the outstanding Principal Amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

                  C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (v)(a) through (d) of Section 5A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holders may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of this Note, together with the Premium (if applicable) and interest accrued thereon to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

                  D. Remedies. Subject to the provisions of Section 5C and 7A hereof, in case any Event of Default shall occur and be continuing, the holders of not less than 25% of the outstanding aggregate Principal Amount of the Notes may proceed to protect and enforce their rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holders shall determine.

         6. Conversion of Note.

                  A. Optional Conversion. The Payee shall have the right, at its option, at any time up to and including the later of the Maturity Date or three business days following receipt of a Maturity Notice (as defined in Section 7J hereof), to convert all or the maximum permissible amount of the outstanding Principal Amount of this Note, together with accrued and unpaid interest, if any, into shares of the Company's common stock at the Conversion Price. The "Conversion Price" shall be $___ per share, subject to adjustment as provided in
Section 7C. The shares of Common Stock to be issued upon such conversion are herein referred to as the "Conversion Shares."

                  B. Automatic Conversion. The Company shall have the right, at its sole discretion, to convert the outstanding Principal Amount, together with accrued and unpaid interest, into Common Stock at the Conversion Price if:

                       (i) (a) the average closing price per share of the Company's Common Stock equals or exceeds 200% of the then Conversion Price for twenty (20) consecutive trading days ending within five days of each notice to the Payee of conversion pursuant to this Section 7 (the "20-day trailing period"); (b) at least 90% of the Company's Series B and Series C preferred stock outstanding on January 10, 2002 have converted into Common Stock; (c) the Common Stock is then trading on the Nasdaq SmallCap, the Nasdaq National Market or a national securities exchange; (d) either a registration statement covering the resale of the Conversion Shares has been declared effective by the Securities and Exchange Commission and remains effective or Rule 144(k) is available for resale of the Conversion Shares; and (e) the Conversion Shares are not subject to any contractual restrictions on transferability with the Company, its underwriter or agent.

                       (ii) prior to the Maturity Date, the Company completes a public offering of its securities resulting in gross proceeds to the Company in excess of $25,000,000 at a per share price in excess of $30.00, provided that
(a) the Common Stock is then trading on the Nasdaq SmallCap, the Nasdaq National Market or a national securities exchange, (b) either a registration statement covering the Conversion Shares has been declared effective by the Securities and Exchange Commission and remains effective or Rule 144(k) is available for resale of the Conversion Shares, and (c) the Conversion Shares are not subject to more than a six-month lock-up agreement required by the Company or its underwriter.

                  C. Adjustment of Conversion Price. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Notes shall be subject to adjustment from time to time upon the happening of certain events as follows:

                       (i) In case the Company shall hereafter (a) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                       (ii) Subject to the provisions of Subsection (x) below, in case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price on such record date or less than the Conversion Price on such record date, the Conversion Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding (as defined below) on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (plus the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding on such record date and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the (x) number of Common Stock Equivalents Outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (plus the aggregate conversion price of the convertible securities so offered) would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). For purposes of this Section 7C, "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of (1) all shares of Common Stock of the Company that are outstanding at the time in question, plus (2) all shares of Common Stock of the Company issuable, directly or indirectly, upon conversion of all shares of preferred stock or other stock or other securities convertible into or exchangeable, directly or indirectly, for shares of Common Stock without the payment of additional consideration ("Convertible Securities") that are outstanding at the time in question. Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                       (iii) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be (x) the total number of Common Stock Equivalents Outstanding multiplied by the current market price per share of Common Stock, less (y) the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of Common Stock Equivalents Outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                       (iv) Subject to the provisions of Subsection (x) below, in case the Company shall hereafter issue shares of its Common Stock (excluding shares (a) issued in any of the transactions described in Subsections (i), (ii) or (v), (b) issued to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (c) issued in a private placement where the Offering Price (as defined below) is at least 85% of the current market price, (d) issued in a bona fide public offering pursuant to a firm commitment underwriting, (e) issued in connection with an acquisition of a business or technology which has been approved by a majority of the Company's non-employee directors, (f) issued in connection with the payment of interest or dividends with respect to any securities issued to investors or Commonwealth and/or their designees in connection with the Placement or upon conversion or exercise of such securities, or (g) issued upon exercise of options, warrants, convertible securities and convertible debentures) for a consideration per share (the "Offering Price") less than either the current market price or less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of Common Stock Equivalents Outstanding immediately after the issuance of such additional shares or (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be (x) the number of Common Stock Equivalents Outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (viii) below) for the issuance of such additional shares would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of Common Stock Equivalents Outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made, and to the extent that shares of Common Stock (or securities convertible into Common Stock), expire, are cancelled or are redeemed after their issuance, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of convertible securities been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually issued.

                       (v) Subject to the provisions of Subsection (x) below, in case the Company shall hereafter issue any securities convertible into or exercisable or exchangeable for its Common Stock (excluding (a) securities issued in transactions described in Subsections (ii), (iii) and (iv)(a) through
(g), (b) options granted to the Company's officers, directors, employees and consultants under a plan or plans adopted by the Company's Board of Directors, if such options would otherwise be included in this Subsection (v) (but only to the extent that the aggregate number of shares issuable upon exercise of the options excluded hereby and issued after the date hereof, shall not exceed 10% of the Company's Common Stock outstanding, on a fully diluted basis, at the time of any issuance unless such excess issuances are approved by the non-employee members of the Company's Board of Directors or by a committee comprised of a majority of non-employee directors) and (c) options, warrants, convertible securities and convertible debentures outstanding as of the date hereof or upon issuance, or subsequent exercise or conversion of, or in connection with the payment of in kind interest or dividends with respect to, any securities issued to investors or Commonwealth and/or their designees in connection with the Placement, or upon conversion or exercise of such securities) for a consideration per share of Common Stock (the "Exchange Price") initially payable and thereafter deliverable upon conversion, exercise or exchange of such securities (determined as provided in Subsections (vii) and (viii) below) less than the current market price or less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to the issuance of such securities and (y) the number of shares of Common Stock which the aggregate consideration paid for such securities (plus the aggregate exercise price if such convertible securities are options or warrants) would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to such issuance and (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion, exercise or exchange of such securities at the initial Exchange Price or (ii) in the event the Exchange Price is equal to or higher than the current market price per share but less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to the issuance of such securities and (y) the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection
(h) below) for such securities would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to the issuance of such securities and (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made; and to the extent that shares of Common Stock are not delivered after the expiration of such securities the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such securities been made upon the basis of delivery of only the number of shares of Common Stock actually delivered.

                       (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least two cents ($0.02) in such price; provided, however, that any adjustments which by reason of this Section 6C are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

                       (vii) For purposes of any computation respecting consideration received pursuant to Subsections (iv) and (v) above, the following shall apply:

                           (a) in the case of the issuance of shares of Common
Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                           (b) in the case of the issuance of shares of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                           (c) in the case of the issuance of securities
convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Subsection (vii)).

                       (viii) For the purpose of any computation under Subsections (ii), (iii), (iv) and (v) above, the current market price per share of Common Stock at any date shall be deemed to be the higher of (x) the average of the prices for thirty (30) consecutive business days before such date or (y) the average of the prices for the five (5) consecutive business days immediately preceding such date determined as follows:

                           (a) If the Common Stock is listed on a national
securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market ("Nasdaq"), the current market value shall be the closing price of the Common Stock on such exchange or market on such trading day or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market;

                           (b) If the Common Stock is not so listed or admitted
to unlisted trading privileges, but is traded in the over-the-counter market, the current market value shall be the mean of the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for such trading day; or

                           (c) If the Common Stock is not so listed or admitted
to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to such business day, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                       (ix) All calculations under this Section 6C shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6C to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by this Section 6C, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Notes and the Warrants).

                       (x) Notwithstanding the provisions of this Section 6C, in the event that the Company shall at any time prior to the date set forth in the last sentence of this Subsection (x) issue securities under Subsections (ii),
(iv) or (v) (but subject to the exemptions specified therein other than clause
(c) of Subsection (iv) and subject to a de minimus exception of an aggregate of 50,000 shares of Common Stock issued or underlying the securities) having an Offering Price, Subscription Price or Conversion Price less than the Conversion Price (whether initially or due to provisions in such securities requiring price reductions as a result of anti-dilution adjustments, the passage of time, "discount to market" or similar provisions), then the Conversion Price shall be immediately reset to equal such lower Offering Price, Subscription Price or Conversion Price. The full-ratchet protection provided for in this Subsection
(x) shall terminate at such time as the full-ratchet provisions of the Company's Series C preferred Stock are no longer applicable and at least 75% of the Company's bridge warrants containing full-ratchet anti-dilution provisions have been exercised or have expired.

                       (xi) No adjustment under Subsections (ii), (iii), (iv) and (v) shall be required for issuances below the current market price if (A) the current market price is at least 400% of the Conversion Price then in effect and (B) a registration statement covering the Conversion Shares is in effect and remains in effect for the 90 days after such issuance or Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") is available for resale of all of the Conversion Shares and the Conversion Shares are not subject to any lock-up agreement with the Company, its underwriter or agent.

                       (xii) In the event that at any time, as a result of an adjustment made pursuant to Subsection (i) above, the Payee thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (i) to (xi), inclusive above.

         D. Mechanics of Conversion.

                       (i) Optional Conversion. Before the Payee shall be entitled to convert this Note into Conversion Shares in accordance with Section 6A, the Payee shall surrender this Note at the office of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Conversion Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Payee, or to the nominee or nominees of Payee, a certificate or certificates for the number of Conversion Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                       (ii) Automatic Conversion. In the event of a conversion pursuant to the provisions of Section 6B hereof, the Company shall deliver to the Payee at its address appearing on the records of the Company a written notice of the imminent conversion of this Note (the "Conversion Notice"), requesting surrender of this Note for cancellation and written instructions regarding the registration and delivery of certificates for the Conversion Shares. In the event the Payee receives a Conversion Notice, the Payee shall be required to surrender this Note for cancellation within five business days of the Conversion Notice (the "Conversion Date"), but the failure of the Payee so to surrender this Note shall not affect the conversion of the outstanding Principal Amount into Conversion Shares, provided that if the Note is not surrendered, an affidavit of lost note shall be provided. No holder of this Note shall be entitled upon conversion of this Note to have the Conversion Shares registered in the name of another person or entity without first complying with all applicable restrictions on the transfer of this Note. In the event the Payee does not provide the Company with written instructions regarding the registration and delivery of certificates for the Conversion Shares, the Company shall issue such shares in the name of the Payee and shall forward such certificates to the Payee at its address appearing on the records of the Company. The person entitled to receive the Conversion Shares shall be deemed to have become the holder of record of such shares at the close of business on the Conversion Date and the person entitled to receive share certificates for the Conversion Shares shall be regarded for all corporate purposes after the Conversion Date as the record holder of the number of Conversion Shares to which it is entitled upon the conversion. The Company may rely on record ownership of this Note for all corporate purposes, notwithstanding any contrary notice. After the Conversion Date, this Note shall, until surrendered to the Company, represent the right to receive the Conversion Shares; provided, however, that the Company shall have no obligation to issue the Conversion Shares until the Payee has delivered either this Note or an affidavit of loss.

         E. Cash Payments. No fractional shares (or scrip representing fractional shares) of Common Stock shall be issued upon conversion of this Note. In the event that the conversion of the Principal Amount of this Note would result in the issuance of a fractional share of Common Stock the Company shall pay a cash adjustment in lieu of such fractional share to the holder of this Note based upon the Conversion Price.

         F. Stamp Taxes, etc. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the Company's satisfaction that such tax has been paid.

         G. Validity of Stock. All shares of Common Stock that may be issued upon conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and fully paid and non-assessable.

         H. Reservation of Shares. The Company covenants and agrees that it will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unissued shares, a sufficient number of shares of its Common Stock to provide for the exercise in full of the conversion rights contained in this Note.

         I. Notice of Certain Transactions. In case at any time:

                  (i) The Company shall declare any dividend upon, or other distribution in respect of, its Common Stock;

                  (ii) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto;

                  (iii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification);

                  (iv) There shall be a voluntary or involuntary dissolution; liquidation or winding up of the Company; or

                  (v) The Conversion Price shall have been adjusted in accordance with the provisions of Section 6C;

then, in any one or more of said cases, the Company shall cause to be mailed to the Payee at the earliest practicable time (and, in any event not less than 10 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

         Nothing herein shall be construed as the consent of the holder of this Note to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

                  J. Notice of Maturity Date. The Company shall give written notice to the Payee not less than 10 business days prior to event described in clause (ii) or (iii) of the first paragraph of this Note which results in the Maturity Date (a "Maturity Notice").

         7. Amendments and Waivers.

                  A. The provisions of this Note, including, but not limited to, any decision to convert the Notes, any waiver of the restrictive covenants or anti-dilution provision and any change to the conversion price, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Holders of not less than 50% in principal amount of the Notes then outstanding (the "Required Holders"); provided, however, that no such amendment, modification or waiver which would
(i) modify this Section 7A, (ii) extend the Maturity Date for more than one year, or (iii) reduce the Principal Amount payable hereunder shall be made without the consent of the Payee of each Note so affected.

                  B. No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  C. To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  D. After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the Payee a copy thereof.

         8. Miscellaneous

                  A. Registered Holder. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all Holders or transferees of the Note not registered at the time of sending the communication.

                  B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Note and the Company hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in New York County or of United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

                  C. Notices. Unless otherwise provided, all notices required or permitted under this Note shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) three business days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed).

                           If sent to Payee, notices shall be sent to the
address set forth in the Subscription Agreement.

                           If sent to the Company, notices shall be sent to the
following address:

                           eB2B Commerce, Inc.
                           757 Third Avenue, Suite 302

                           New York, New York 10017
                           Attention: Peter Fiorillo

                  D. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

                  E. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer.

                                  eB2B COMMERCE, INC.



                                  By
                                       -----------------------------------------
                                       Name:
                                       Title: